Filed in the Office of	Business Number E0609422012-3
FVAguilar	Filing Number 20265630766
Secretary of State State Of Nevada	Filed On 3/30/2026 8:00:00 AM
	Number of Pages 1

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: TON Strategy Company Entity or Nevada Business Identification Number (NVID): E0609422012-3
2. Document:	Name of document with inaccuracy or defect: Certificate of Amendment
3. Filing Date:	Filing date of document which correction is being made: April 17, 2023
4. Description:	Description of inaccuracy or defect: The document incorrectly states the effective date and time.
5. Correction:	Correction of inaccuracy or defect: The document is hereby corrected to state its effective date and time as April 19, 2023, at 12:01 a.m., Pacific Time.
6. Signature: (Required)	X [signature] **Signature** Date 3/29/2026

This form must be accompanied by appropriate fees.